Exhibit 99.1

SciPlay Reports Record Results for the Second Quarter 2020

Delivered Record Revenue of $166 million up 40%

Net Income Increased 86% and AEBITDA Increased 80% Driven by Strong Margins

Come2Play Acquisition Expands Addressable Market to Fast Growing Casual Gaming Segment

LAS VEGAS, July 23, 2020 /PRNewswire/ -- SciPlay Corporation (NASDAQ: SCPL) ("SciPlay" or the "Company") today reported results for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial Highlights vs. Second Quarter 2019

  Second quarter revenue was $165.6 million. Mobile revenue of $144.3 million was up 47%. Our quality initiatives early in the year placed our games in a great position to handle the spike in play during the height of "stay at home" orders. The strength across our games portfolio was enabled by our recognizable brands and dedicated team that seamlessly maintained the player experience as volumes increased.
  Net income increased 86% to $48.8 million, with a net income margin of 29.5%, up from $26.2 million and 22.2%.
  AEBITDA, a non-GAAP measure defined below, was $59.6 million, an increase of 80%, and AEBITDA margin was 36.0%, an increase of 790 bps.
  Net cash provided by operating activities was $52.0 million, an increase of $34.0 million reflecting strong results.
  Cash and cash equivalents increased $45.5 million year to date to $156.1 million, which included the impact of the Come2Play acquisition and our annual Tax Receivable Agreement (TRA) and related payments. Available liquidity at quarter end was $306.1 million.
  Acquires casual game developer and operator Come2Play. The Company acquired Come2Play, Ltd., an Israel-based developer and manager of casual mobile games. This acquisition expands the Company further into the fast growing casual gaming segment. The transaction closed on June 22, 2020.

Key Performance Highlights vs. Second Quarter 2019

  Payer conversion rates reached a quarterly record of 6.8%, validating our continued focus on live operations to drive increased player interaction with our games.
  Average monthly revenue per payer increased 24% to $101.13.
  ARPDAU increased 40% to $0.67.
  Mobile penetration increased 400 basis points to 87%.
  International testing progressing with improved KPIs across geographies and games.

Josh Wilson, Chief Executive Officer of SciPlay, said, "We are extremely pleased with the results we delivered in the second quarter. The strong performance was evidenced throughout our portfolio driven by successful game updates coupled with the "stay at home" dynamic. In addition to our outstanding results, we also acquired casual game developer, Come2Play during the quarter, which adds to our proven library of IP and provides another engine for growth. The acquisition immediately expands our market opportunity through the addition of a new genre of evergreen casual games and brings an incredibly talented team to our portfolio."

Mike Cody, Chief Financial Officer of SciPlay, added, "We achieved record revenue and strong net income and AEBITDA growth this quarter, which highlights the operating strength of our business. We continue to be extremely well positioned to explore opportunities to drive return on capital organically and externally. Our overarching focus is to provide great games for our customers that will lead to success for all our stakeholders."

SUMMARY RESULTS

($ in millions)	Three months ended June 30,
	2020	2019
Revenue	$165.6	$118.1
Net income	48.8	26.2
Net income margin	29.5%	22.2%
Net cash provided by operating activities	52.0	18.0
Capital expenditures	2.0	3.1

Non-GAAP Financial Measures (1)
AEBITDA	$59.6	$33.2
AEBITDA margin	36.0%	28.1%

Balance Sheet Measures	As of June 30, 2020	As of December 31, 2019
Cash and cash equivalents	$156.1	$110.6
Available liquidity	306.1	260.6

(1) The financial measures "AEBITDA" and "AEBITDA margin" are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.

Key Performance Indicators

(in millions, except ARPDAU, Average monthly revenue per payer, and percentages)	Three months ended June 30,
	2020	2019	Increase / (Decrease)
Mobile Penetration	87%	83%	4pp
Average MAU	8.1	8.1	—
Average DAU	2.7	2.7	—
ARPDAU	$0.67	$0.48	$0.19
Average MPUs	0.5	0.5	—
Average monthly revenue per payer	$101.13	$81.42	$19.71
Payer conversion rate	6.8%	6.0%	0.8pp
pp = percentage points.

Earnings Conference Call
SciPlay executive leadership will host a conference call on Thursday, July 23, 2020, at 5:30 p.m. ET to review the Company's second quarter results. To access the call live via a listen-only webcast and presentation, please visit http://www.sciplay.com/investors/investor-information/ and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: +1 (412) 317-0790 (U.S. and International) and ask to join the SciPlay Corporation call. A replay of the webcast will be archived in the Investors section at www.sciplay.com/investors/.

About SciPlay
We are a leading developer and publisher of digital games on mobile and web platforms. We currently offer seven core games, including four social casino games and three primary casual games. Our social casino games typically include slots-style game play and occasionally include table games-style game play, while our casual games blend slots-style or bingo game play with adventure game features. All of our games are offered and played on multiple platforms, which include Apple, Google, Facebook, Amazon, and Microsoft. In addition to our internally created game content, our content library includes recognizable, real-world slot and table games content from Scientific Games Corporation. This content allows players who like playing land-based slot machines to enjoy some of those same titles in our free-to-play games.

You can access our filings with the SEC through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. We routinely post information that may be important to investors on our website at www.sciplay.com/investors/, and we use our website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD). The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document, and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended.

All ® notices signify marks registered in the United States. © 2020 SciPlay Corporation. All Rights Reserved.

SCIPLAY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$165.6	$118.1	$283.9	$236.5
Operating expenses:
Cost of revenue(1)	52.6	40.5	90.5	86.2
Sales and marketing(1)	35.1	31.2	63.3	65.5
General and administrative(1)	15.2	11.1	25.4	21.4
Research and development(1)	8.2	6.0	15.5	11.8
Depreciation and amortization	2.2	1.8	4.2	3.5
Restructuring and other	1.0	1.6	1.5	2.2
Total operating expenses	114.3	92.2	200.4	190.6
Operating income	51.3	25.9	83.5	45.9
Other income (expense), net	0.6	(0.4)	1.1	(2.0)
Net income before income taxes	51.9	25.5	84.6	43.9
Income tax expense (benefit)	3.1	(0.7)	4.7	4.0
Net income	48.8	26.2	79.9	39.9
Less: Net income attributable to the noncontrolling interest	42.2	13.9	68.9	13.9
Net income attributable to SciPlay	$6.6	$12.3	$11.0	$26.0
Basic and diluted net income attributable to SciPlay per share(2):
Basic	$0.29	$0.25	$0.48	$0.25
Diluted	$0.27	$0.25	$0.45	$0.25

Weighted average number of shares of Class A common stock used in per share calculation:
Basic shares	22.8	22.7	22.7	22.7
Diluted shares	24.2	22.7	24.2	22.7

(1) Excludes depreciation and amortization.
(2) For the three and six months ended June 30, 2019 basic and diluted earnings per share and weighted average shares of Class A common stock is applicable only for the period from May 7, 2019 to June 30, 2019, which is the period following SciPlay Corporation's IPO.

SCIPLAY CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited, in millions, except par value)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$156.1	$110.6
Accounts receivable, net	53.2	32.1
Prepaid expenses and other current assets	3.5	4.3
Total current assets	212.8	147.0
Property and equipment, net	4.5	4.6
Operating lease right-of-use assets	5.4	6.0
Goodwill	127.1	120.7
Intangible assets and software, net	28.9	17.0
Deferred income taxes and other assets	84.9	89.3
Total assets	$463.6	$384.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16.1	$12.8
Accrued liabilities	15.6	13.7
Due to affiliate	3.0	2.7
Total current liabilities	34.7	29.2
Operating lease liabilities	4.8	5.2
Liabilities under TRA	67.3	72.7
Other liabilities	5.7	—
Total stockholders' equity(1)	351.1	277.5
Total liabilities and stockholders' equity	$463.6	$384.6

(1) Includes $284.8 million and $223.4 million in noncontrolling interest as of June 30, 2020 and December 31, 2019, respectively.

SCIPLAY CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$52.0	$18.0	$75.5	$26.5
Net cash used in investing activities	(14.6)	(3.1)	(15.8)	(4.7)
Net cash (used in) provided by financing activities	(14.1)	20.9	(14.1)	18.3
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.2	0.1	(0.1)	0.3
Increase in cash, cash equivalents and restricted cash	23.5	35.9	45.5	40.4
Cash, cash equivalents and restricted cash, beginning of period	132.6	14.5	110.6	10.0
Cash, cash equivalents and restricted cash, end of period	$156.1	$50.4	$156.1	$50.4

Supplemental cash flow information:
Cash paid for income taxes	$1.5	$—	$1.5	$0.4
Cash paid for contingent consideration included in operating activities	—	19.2	4.0	19.2
Payment for Scientific Games' intellectual property license included in Distributions to Parent and affiliates, net	—	255.0	—	255.0
Non-cash investing and financing activities:
Non-cash deferred offering costs	—	(0.8)	—	1.0

SCIPLAY CORPORATION RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SCIPLAY TO AEBITDA (Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income attributable to SciPlay	$6.6	$12.3	$11.0	$26.0
Net income attributable to noncontrolling interest	42.2	13.9	68.9	13.9
Net income	48.8	26.2	79.9	39.9
Restructuring and other	1.0	1.6	1.5	2.2
Depreciation and amortization	2.2	1.8	4.2	3.5
Income tax expense (benefit)	3.1	(0.7)	4.7	4.0
Stock-based compensation	5.1	3.9	5.2	6.6
Other (income) expense, net	(0.6)	0.4	(1.1)	2.0
AEBITDA	$59.6	$33.2	$94.4	$58.2
Revenue	$165.6	$118.1	$283.9	$236.5
Net income margin (Net income/Revenue)	29.5%	22.2%	28.1%	16.9%
AEBITDA margin (AEBITDA/Revenue)	36.0%	28.1%	33.3%	24.6%
Royalties for Scientific Games Corporation IP	$—	$2.9	$—	$10.2

RECONCILIATION OF NET INCOME MARGIN TO AEBITDA MARGIN

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income margin (Net income/Revenue)	29.5%	22.2%	28.1%	16.9%
Restructuring and other	0.6%	1.4%	0.5%	0.9%
Depreciation and amortization	1.3%	1.5%	1.5%	1.5%
Income tax expense (benefit)	1.9%	(0.6)%	1.7%	1.7%
Stock-based compensation and other expense	2.7%	3.6%	1.5%	3.6%
AEBITDA Margin	36.0%	28.1%	33.3%	24.6%

Forward-Looking Statements
Throughout this press release, we make "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. The forward-looking statements contained in this press release are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:

  the impact of the COVID-19 pandemic and any resulting social, political, economic and financial complications;
  our ability to attract and retain players;
  our reliance on third-party platforms;
  our dependence on the optional purchases of coins, chips and cards to supplement the availability of periodically offered free coins, chips and cards;
  dependence on skilled employees with creative and technical backgrounds;
  expectations of growth in total consumer spending on social casino gaming;
  our dependence on certain key providers;
  natural events and health crises that disrupt our operations or those of our providers or suppliers;
  U.S. and international economic and industry conditions;
  stock price volatility;
  our ability to continue to launch and enhance games that attract and retain a significant number of paying players;
  our reliance on a small percentage of our players for nearly all of our revenue;
  our ability to adapt to, and offer games that keep pace with, changing technology and evolving industry standards;
  competition;
  the impact of legal and regulatory restrictions on our business, including significant opposition in some jurisdictions to interactive social gaming, including social casino gaming, and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casino gaming specifically, and how this could result in a prohibition on interactive social gaming or social casino gaming altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations;
  laws and government regulations, both foreign and domestic, including those relating to our parent, Scientific Games Corporation, and to data privacy and security, including with respect to the collection, storage, use, transmission, sharing and protection of personal information and other consumer data, and those laws and regulations that affect companies conducting business on the internet, including ours;
  the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions;
  our ability to use the intellectual property rights of our parent, Scientific Games Corporation, and other third parties, including the third-party intellectual property rights licensed to Scientific Games Corporation, under our intellectual property license agreement ("IP License Agreement") with our parent;
  protection of our proprietary information and intellectual property, inability to license third-party intellectual property and the intellectual property rights of others;
  security and integrity of our games and systems;
  security breaches, cyber-attacks or other privacy or data security incidents, challenges or disruptions;
  reliance on or failures in information technology and other systems;
  our ability to complete acquisitions and integrate businesses successfully;
  our ability to pursue and execute new business initiatives;
  fluctuations in our results due to seasonality and other factors;
  risks related to foreign operations, including the complexity of foreign laws, regulations and markets; the uncertainty of enforcement of remedies in foreign jurisdictions; the effect of currency exchange rate fluctuations; the impact of foreign labor laws and disputes; the ability to attract and retain key personnel in foreign jurisdictions; the economic, tax and regulatory policies of local governments; and compliance with applicable anti-money laundering, anti-bribery and anti-corruption laws;
  changes in tax laws or tax rulings, or the examination of our tax positions;
  the discontinuation or replacement of LIBOR, which may adversely affect interest rates;
  litigation and other liabilities relating to our business, including litigation and liabilities relating to consumer protection, gambling-related matters, employee matters, alleged service and system malfunctions, alleged intellectual property infringement and claims relating to our contracts, licenses and strategic investments;
  restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness;
  failure to maintain adequate internal control over financial reporting;
  influence of certain stockholders, including decisions that may conflict with the interests of other stockholders;
  our ability to achieve some or all of the anticipated benefits of being a standalone public company; and
  our dependence on distributions from SciPlay Parent Company, LLC ("SciPlay Parent LLC") to pay our taxes and expenses, including substantial payments we will be required to make under the Tax Receivable Agreement (the "TRA").

Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under "Risk Factors" in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and Part I, Item 1A "Risk Factors" in our 2019 Annual Report on Form 10-K filed with the SEC on February 18, 2020. Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

This press release may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us and we do not make any representation as to the accuracy of that information. In general, we believe there is less publicly available information concerning international social gaming industries than the same industries in the U.S. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under "Risk Factors" in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and Part I, Item 1A "Risk Factors" of our 2019 Annual Report on Form 10-K. These and other factors could cause future performance to differ materially from our assumptions and estimates.

Non-GAAP Financial Measures
Adjusted EBITDA, or AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income attributable to SciPlay as the most directly comparable GAAP measure as set forth in the above table. We define AEBITDA to include net income attributable to SciPlay before: (1) net income attributable to noncontrolling interest; (2) interest expense; (3) income tax (benefit) expense; (4) depreciation and amortization; (5) restructuring and other, which includes charges or expenses attributable to: (a) employee severance; (b) management changes; (c) restructuring and integration; (d) M&A and other, which includes: (i) M&A transaction costs; (ii) purchase accounting adjustments; (iii) unusual items (including certain legal settlements) and (iv) other non-cash items; (e) contingent acquisition consideration and (f) cost-savings initiatives; (6) stock-based compensation; (7) loss (gain) on debt financing transactions; and (8) other expense (income) including foreign currency (gains) and losses. We also use AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of revenue.

Our management uses AEBITDA and AEBITDA margin to, among other things: (i) monitor and evaluate the performance of our business operations; (ii) facilitate our management's internal comparisons of our historical operating performance and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, our management uses AEBITDA and AEBITDA margin to facilitate management's external comparisons of our results to the historical operating performance of other companies that may have different capital structures and debt levels.

Our management believes that AEBITDA and AEBITDA margin are useful as they provide investors with information regarding our financial condition and operating performance that is an integral part of our management's reporting and planning processes. In particular, our management believes that AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on our ongoing underlying operating performance. Management believes AEBITDA margin is useful as it provides investors with information regarding the underlying operating performance and margin generated by our business operations.

CONTACT: Media Relations, Christina Karas, Director, Corporate Communications, +1 702-532-7986, media@scientificgames.com; Investor Relations, Michael Cody, Chief Financial Officer, +1 319-229-8332